Exhibit 99.1

Kush Bottles to Acquire Summit Innovations, LLC

Company to Enter New Business Vertical Supplying Gas to Cannabis Extractors

SANTA ANA, Calif., April 10, 2018 - Kush Bottles, Inc. (OTCQB: KSHB) (“Kush Bottles” or the “Company”), a leading provider of packaging, supplies, vaporizers, accessories and branding solutions for the regulated cannabis industry, announced today it has entered into a merger agreement to acquire Summit Innovations, LLC (“Summit Innovations”), a leading distributor of hydrocarbons to the legal cannabis industry based in Denver, Colorado. Hydrocarbon gases are used to turn cannabis plants into oils, and this acquisition marks Kush Bottles’ entry into a new business vertical supplying gas to cannabis extractors. The transaction is expected to close by May 1, 2018, subject to confirmatory due diligence and certain closing conditions, including (among others) approval of the transaction by the equity holders of Summit Innovations.

Summit Innovations serves the rapidly growing concentrates segment of the cannabis industry and operates seven distribution facilities located across the country. Its four core products are high purity butane, propane, iso-butane and blends. Summit Innovations works closely with legal cannabis manufacturers to ensure cleanliness, product quality, safety and compliance during the extraction process.

Nicholas Kovacevich, CEO and Chairman of Kush Bottles, commented, “Summit Innovations supplies hydrocarbon gases specific to various cannabis extraction processes. Integrating this broad gas portfolio into our large distribution platform will further diversify our business by offering another unique product line that is highly complementary to Kush Bottles’ existing product inventory. This transaction, once closed, will simplify the supply chain for future and existing customers of Kush Bottles and Summit Innovations, allowing customers to fulfill all their concentrate refining and packaging needs more efficiently from just one source. This acquisition agreement aligns with Kush Bottles’ company strategy, to both grow organically and through acquisitions, further demonstrating our commitment to achieving long-term growth and diversifying our business within the cannabis space.”

Kush Bottles built its initial client relationships by providing much-needed cannabis packaging solutions and has since expanded into several other verticals within the industry. To focus efforts towards the concentrates segment of the cannabis industry signals that Kush Bottles is no longer solely a packaging business, but a leading provider of a diversified suite of products and services that are integral to the proper functioning of the cannabis supply chain. The Company continues to evaluate new technologies and developments within the industry to determine how it can add the most value for its customers.

Under the terms of the merger agreement, Summit Innovations, LLC will merge into a wholly-owned subsidiary of Kush Bottles in exchange for 1,280,000 shares of Kush Bottles common stock and $3.2 million in cash, a portion of which will be held back to satisfy certain post-closing obligations. Kush Bottles will also issue up to an additional 1,280,000 shares of Kush Bottles common stock if the Summit Innovations business achieves certain earn-out milestones of up to $12.0 million in eligible revenues during the twelve-month period following closing.

To be added to the distribution list, please email ir@kushbottles.com with “Kush” in the subject line.

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About Kush Bottles

Kush Bottles, Inc. (OTCQB: KSHB) is a dynamic sales platform that provides unique products and services for both businesses and consumers in the cannabis industry. Founded in 2010 as a packaging and supplies company for dispensaries and growers, Kush Bottles has sold more than 1 billion units and now regularly services more than 5,000 legally operated medical and adult-use dispensaries, growers, and producers across North America, South America, and Europe. The Company has facilities in the three largest U.S. cannabis markets and a local sales presence in every major U.S. cannabis market.

Kush Bottles aims to be the gold standard for responsible and compliant products and services in the cannabis industry. Kush Bottles has no direct involvement with the cannabis plant or any products that contain THC.

The Company has been featured in media nationwide, including CNBC, Los Angeles Times, TheStreet.com, Entrepreneur, and business magazine Inc.

For more information, visit www.kushbottles.com or call (888)-920-5874.

Forward-Looking Statements

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent the Company’s current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially, including, among other things, the Company’s ability to complete the Summit Innovations acquisition on a timely basis or at all. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the opinions of the Company’s management only as of the date of this release. Please keep in mind that the Company is not obligating itself to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: “potential,” “look forward,” “believe,” “dedicated,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by the Company herein are often discussed in filings the Company makes with the United States Securities and Exchange Commission (SEC), available at: www.sec.gov, and on the Company’s website, at: www.kushbottles.com.

Kush Bottles Contacts

Media Contact:
Anne Donohoe / Nick Opich
KCSA Strategic Communications
212-896-1265 / 212-896-1206
adonohoe@kcsa.com / nopich@kcsa.com

Investor Contact:
Phil Carlson / Elizabeth Barker
KCSA Strategic Communications
212-896-1233 / 212-896-1203
ir@kushbottles.com